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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                                 AMENDMENT NO. 1

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                                KYZEN CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                TENNESSEE                               87-0475115
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

                430 HARDING INDUSTRIAL DRIVE, NASHVILLE, TN 37211
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                    (Address of Principal Executive Offices)

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: Not Applicable.

          Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                     Name Of Each Exchange On Which
     To Be So Registered                     Each Class Is To Be Registered
     -------------------                     ------------------------------

Preferred Share Purchase Rights                   Boston Stock Exchange
-------------------------------          -----------------------------------

         Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable.


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         On April 16, 2001, the Board of Directors of the Company approved an Amendment No. 1 (the "Amendment") to its Rights Agreement dated as of January 15, 1999 (the "Rights Agreement"). The Board amended the definition of "Acquiring Person" (as more fully described in the Amendment) in the Rights Agreement to make the provisions of such agreement inapplicable to a certain series of transactions. This Amendment No. 1 to Form 8-A is filed to reflect such Amendment.

ITEM 2.  EXHIBIT.

     1.      Amendment No. 1 to the Rights Agreement dated as of April 16, 2001.





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    KYZEN CORPORATION



                                    By: /s/ Kyle J. Doyel
                                       -----------------------------------------
                                        Kyle J. Doyel
                                        President and Chief Executive Officer

Date: May 2, 2001



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                                  EXHIBIT INDEX

    EXHIBIT NO.                             DESCRIPTION
    -----------                             -----------
         1.       Amendment No. 1 to the Rights Agreement dated as of April 16,
                  2001.